Exhibit 99

Contact:

Maneesh K. Arora

Chief Financial Officer, Exact Sciences Corp.

608-284-5720

For Immediate Release

Exact Sciences Reports Second-Quarter 2009 Financial Results

MADISON, Wis., Aug. 12, 2009 — Exact Sciences Corp. (Nasdaq: EXAS) today announced its financial results for the second quarter ended June 30, 2009.

Exact reported total revenues of $1.3 million for the second quarter of 2009, compared to total revenues of ($146,000) during the same period of 2008. Total revenues increased due to the quarterly non-cash allocation that resulted from the company’s January 2009, intellectual property transaction with Genzyme Corp.  Total revenues for the first six months of 2009 were $2.3 million, compared to total revenues of ($95,000) for the same period of 2008.

Exact reported a net loss of ($2.4) million, or ($0.08) a share, for the second quarter of 2009. The company had a net loss of ($2.1) million, or ($0.08) a share, for the same period of 2008.  Exact’s net loss for the six-month period ended June 30, 2009, was ($6.2) million, or ($0.21) a share, compared to ($4.6) million, or ($0.17) a share, for the same period of 2008.

Operating expenses for the second quarter of 2009 were $3.7 million, compared to $2.0 million for the same period of 2008. Operating expenses for the quarter were higher primarily due to a $1.7-million non-cash charge incurred because of the issuance of warrants pursuant to the June 2009 Mayo licensing agreement, as well as an increase of $0.5 million of non-cash stock compensation expenses.  Operating expenses for the first six months of 2009 were $8.6 million, compared to $4.7 million for the same period of 2008.  Operating expenses for the six months ended June 30, 2009, were higher primarily due to the items noted above, as well as $1.9 million in transaction costs related to the January 2009 Genzyme strategic transaction.

Exact ended the second quarter of 2009 with cash, cash equivalents and marketable securities of $27.8 million, compared to $4.9 million at Dec. 31, 2008. The second-quarter increase in cash was due to the company’s closing of an $8.2-million private placement of common stock to the Mayo Clinic and other investors.

“We made significant progress during the second quarter advancing our top priorities,” said Kevin T. Conroy, president and chief executive of Exact Sciences. “We closed an $8-million funding round, completed a licensing and collaboration agreement with Mayo Clinic, and hired a clinical diagnostics veteran as the company’s chief scientific officer.  We will continue to focus on refining our patient-friendly, molecular diagnostic colorectal cancer screening test and preparing for its clinical trial.”

Conference Call & Webcast with PowerPoint Presentation

Company management will host a conference call and webcast on Wednesday, Aug. 12, 2009, at 10 a.m. ET to discuss second-quarter 2009 results. The webcast will include a PowerPoint slide presentation highlighting the company’s second-quarter accomplishments and ongoing corporate activities. The webcast will be available at www.exactsciences.com. Domestic callers should dial 866-831-6234 and international callers should dial 617-213-8854. The access code for both domestic and international callers is 85065614. Please dial in five to 10 minutes prior to the start of conference call. A replay of the conference call will be available at the company’s website. The conference call, webcast and replay are open to all interested parties.

About Exact Sciences Corp.

Exact Sciences Corp. is a molecular diagnostics company focused on colorectal cancer. The company has exclusive intellectual property protecting its non-invasive, molecular screening technology for the detection of colorectal cancer. Stool-based DNA technology is included in the colorectal cancer screening guidelines of the American Cancer Society and the U.S. Multi-Society Task Force on Colorectal Cancer.

Certain statements made in this press contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or other comparable terms. Forward-looking statements in this press release may address the following subjects among others: statements regarding the sufficiency of our capital resources, expected operating losses, expected license fee revenues, expected research and development expenses, expected general and administrative expenses and our expectations concerning our business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our most recently filed Annual Report on Form 10-K and our subsequently filed Quarterly Reports of Form 10-Q. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

EXACT SCIENCES CORPORATION

Selected Unaudited Financial Information

Condensed Consolidated Statements of Operation Data

(Amounts in thousands, except per share data)

	Three Months Ended June 30,
	2009	2008
Revenue:
Product royalty fees	$11	$(495)
License fees	1,247	338
Product	—	11
	1,258	(146)
Gross profit (loss):
Product royalty fees	8	—
	1,250	(146)

Operating Expenses:
Research and development	2,015	528
General and administrative	1,638	1,495
Sales and marketing	40	—
Restructuring	—	(5)
	3,693	2,018

Loss from operations	(2,443)	(2,164)

Interest income	49	64

Net loss	$(2,394)	$(2,100)

Net loss per share - basic and diluted	$(0.08)	$(0.08)

Weighted average common shares outstanding - basic and diluted	31,283	27,175

EXACT SCIENCES CORPORATION

Selected Unaudited Financial Information

Condensed Consolidated Statements of Operation Data

(Amounts in thousands, except per share data)

	Six Months Ended June 30,
	2009	2008
Revenue:
Product royalty fees	$18	$(787)
License fees	2,240	676
Product	—	16
	2,258	(95)
Gross profit (loss):
Product royalty fees	8	1
	2,250	(96)

Operating Expenses:
Research and development	2,123	1,387
General and administrative	6,406	3,330
Sales and marketing	40	—
Restructuring	(3)	(7)
	8,566	4,710

Loss from operations	(6,316)	(4,806)

Interest income	83	188

Net loss	$(6,233)	$(4,618)

Net loss per share - basic and diluted	$(0.21)	$(0.17)

Weighted average common shares outstanding - basic and diluted	30,360	27,160

EXACT SCIENCES CORPORATION

Selected Unaudited Financial Information

Condensed Consolidated Balance Sheet Data

(Amounts in thousands)

	June 30,	December 31,
	2009	2008
Assets
Unrestricted cash and cash equivalents	$12,288	$4,937
Short-term investments	15,510	—
Prepaid expenses	426	190
Property and equipment, net	118	76
Patent costs, net of accumulated amortization	—	95
Restricted cash	600	600
Total assets	$28,942	$5,898

Liabilities and stockholders’ equity (deficit)
Total current liabilities	$7,355	$5,031
Third party royalty obligation, less current portion	965	1,950
Deferred licensing fees, less current portion	13,654	1,350
Total stockholders’ equity (deficit)	6,968	(2,433)
Total liabilities and stockholders’ equity (deficit)	$28,942	$5,898

This selected financial information should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and the Company’s subsequent reports on Form 10-Q.